Exhibit 10.1

APTARGROUP, INC.

2011 STOCK AWARDS PLAN

1.  Purpose.  The purpose of the Aptargroup, Inc. 2011 Stock Awards Plan (the “Plan”) is to promote the long-term financial interests of the Company and its Affiliates by (a) attracting and retaining personnel, (b) motivating personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations and (d) furthering the identity of interests of participants with those of the stockholders of the Company.

2.  Definitions.  The following definitions are applicable to the Plan:

(a)           “Affiliate” means (a) any subsidiary and (b) any other entity in which the Company has a direct or indirect equity interest which is designated an “Affiliate” by the Committee.

(b)           “Board of Directors” means the Board of Directors of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Committee” means the Compensation Committee or other committee of the Board of Directors which, pursuant to Section 3, has authority to administer the Plan.

(e)           “Common Stock” means Common Stock, par value $.01 per share, of the Company.

(f)            “Company” means Aptargroup, Inc., a Delaware corporation, and its successors.

(g)           “eligible employee” means any employee of the Company or an Affiliate.

(h)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)            “Market Value” on any date means the closing price of Common Stock on the New York Stock Exchange on that date (or, if such date is not a trading date, on the next preceding date which was a trading date).

(j)            “participant” means any employee of the Company or an Affiliate who has been granted an award pursuant to the Plan.

(k)           “performance goals” means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant’s receipt of all or a part of a performance-based award under the Plan. With respect to any award intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the applicable performance goals shall be tied to one or more of the following business criteria, determined with respect to the Company or any of its Affiliates, divisions or operating units: net sales, operating income, earnings before interest, taxes, depreciation and amortization (“EBITDA”), income before income taxes, earnings before interest and taxes, cash flow measures, return on equity, return on net assets employed or net income per common share (basic or diluted) for the applicable performance period. If the Committee desires that compensation payable pursuant to any award subject to performance goals be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals (i) shall be established by the Committee no later than 90 days after the beginning of the applicable performance period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard.

(l)            “performance period” means the time period during which the performance goals applicable to a performance-based award must be satisfied or met.

(m)          “Rule 16b-3” means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

(n)           “subsidiary” means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

(o)           “whole Board of Directors” means the total number of directors which the Company would have on the Board of Directors if there were no vacancies.

3.  Administration.  The Plan shall be administered by the Compensation Committee of the Board of Directors or, if directors constituting not less than seventy percent (70%) of the whole Board of Directors so determine, by another committee consisting of not less than two (2) members of the Board of Directors. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all members of the Committee, shall constitute the acts of the Committee.

Subject to the limitations of the Plan, the Committee shall have full authority and discretion: (1) to select participants, (2) to make awards in such forms and amounts as it shall determine, (3) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (4) to approve the forms to carry out the purposes and provisions of the Plan, (5) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (6) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder and (7) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, except for any adjustment pursuant to Section 6(b), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or SARs or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs without the approval of the stockholders of the Company.

The Committee’s determinations on matters within its authority shall be final, binding and conclusive. The Committee may delegate any of its authority hereunder to such persons as it deems appropriate, except to the extent that any such delegation will prevent an award from complying with Rule 16b-3 or, in the case of an award that is intended to constitute “qualified performance- based compensation” under such Section 162(m) of the Code, from satisfying the conditions of Section 162(m) of the Code.

4.  Shares Subject to Plan.  Subject to adjustment as provided in Section 6(b), 4,400,000 shares of Common Stock shall be available for awards under the Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding awards. Any shares of Common Stock that are subject to awards of stock options or SARs shall be counted against this limit as one (1) share of Common Stock for every one (1) share of common stock granted (with the full number of shares of Common Stock subject to an SAR being counted rather than only the net shares granted). Any shares of Common Stock that are subject to awards other than stock options or SARs shall be counted against this limit as three-and-thirty-nine one-hundredths (3.39) shares of Common Stock for every one (1) share of Common Stock granted. To the extent that shares of Common Stock subject to an outstanding award granted under either this Plan or any equity compensation plan previously maintained by the Company on behalf of employees are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award (except in the case of an option to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a tandem SAR), then such shares of Common Stock shall again be available under the Plan (using the same formula used to count the award against the share limit as set forth above). Shares of Common Stock shall not again be available under the Plan by reason of withholding shares of Common Stock to satisfy all or a portion of tax withholding obligations relating to such award or using option proceeds to repurchase shares of Common Stock or by reason of a participant using shares of Common Stock to pay the exercise price of stock options or SARs awarded hereunder. Shares of Common Stock available under the Plan may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock subject to all options, SARs and performance-based restricted stock and restricted stock units that in each case are granted during any calendar year to any person shall be 500,000, subject to adjustment as provided in Section 6(b).

5.  Awards.  The Committee may grant to eligible employees, in accordance with this Section 5 and the other provisions of the Plan, stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units.

(a)           Options.

(1)           Options granted under the Plan may be incentive stock options (“ISOs”) within the meaning of Section 422 of the Code or any successor provision, or in such other form consistent with the Plan, as the Committee may determine; except that, so long as so provided in such Section 422, no ISO may be granted under the Plan to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in subsection (b) of Section 422 of the Code) of the

Company. To the extent that the aggregate Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as ISOs are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute nonqualified stock options.

(2)           The option price per share of Common Stock shall be fixed by the Committee at not less than 100% of Market Value on the date of the grant; provided that if an ISO is granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Market Value) required by the Code in order to constitute an ISO.

(3)           Each option shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant, provided that no option shall be exercised later than 10 years after its date of grant; provided that if an ISO shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant.

(4)           An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) in cash delivered by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (C) by delivery of previously owned whole shares of Common Stock (for which the optionee has good title, free and clear of all liens and encumbrances) having a Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, or (D) a combination of (A) and (C), in each case to the extent set forth in the agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to clauses (B), (C) or (D), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Exchange Act. No shares of Common Stock shall be issued or delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

(b)           SARs.

(1)           An SAR shall entitle its holder to receive from the Company, at the time of exercise or settlement of such right, an amount equal to the excess of Market Value (at the date of exercise) over a base price fixed by the Committee multiplied by the number of SARs which the holder is exercising or which are being settled. SARs may be tandem with any previously or contemporaneously granted option or independent of any option. The base price of a tandem SAR shall be the option price of the related option. The base price of an independent SAR shall be fixed by the Committee at not less than 100% of the Market Value of a share of Common Stock on the date of grant of the SAR. The amount payable may be paid by the Company in Common Stock (valued at its Market Value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination may take into consideration any preference expressed by the holder.

(2)           Each SAR shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant, provided that no SAR shall be exercised later than 10 years after its date of grant.

(3)           An SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs then being exercised and (ii) by executing such documents as the Company may reasonably request. To the extent a tandem SAR is exercised or settled, the related option will be cancelled and to the extent the related option is exercised, the tandem SAR will be cancelled.

(c)           Restricted Stock.

(1)           The Committee may award to any eligible employee shares of Common Stock, subject to this Section 5(c) and such other terms and conditions as the Committee may prescribe (such shares being called “restricted stock”). Subject to the Company’s discretion, each certificate for restricted stock shall be registered in the name of the participant or a nominee of the Company and deposited, together with a stock power endorsed in blank if requested by the Company, with the Company.

(2)           There shall be established for each restricted stock award a restriction period (the “restriction period”) of such length as shall be determined by the Committee. A restricted stock award may be subject to such other conditions to vesting, including performance goals, as the Committee shall establish. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant shall have all the rights of a holder of Common Stock as to such restricted stock; provided, however, that cash dividends payable on the Common Stock during the restriction period or the performance period, as the case may be, shall be deferred in accordance with Section 409A of the Code and shall be subject to the same restrictions as those on the shares of restricted stock and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. Upon the lapse of all restrictions on a restricted stock award, the Company shall deliver to the participant (or the participant’s legal representative or designated beneficiary) the certificates deposited pursuant to this Section 5(c)(2).

(3)           Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

(d)           Restricted Stock Units.

(1)           The Committee may award to any eligible employee restricted stock units (“restricted stock units”), subject to this Section 5(d) and such other terms and conditions as the Committee may prescribe. Upon termination of the restrictions related thereto, each restricted stock unit shall be converted into one share of Common Stock.

(2)           There shall be established for each restricted stock unit award a restriction period (the “restricted stock unit restriction period”) of such length as shall be determined by the Committee. A restricted stock unit award may be subject to such other conditions to vesting, including performance goals, as the Committee shall establish. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restricted stock unit restriction period. Upon the lapse of all restrictions on a restricted stock unit award, each restricted stock unit shall be settled by delivery of one share of Common Stock and the Company shall deliver to the participant (or the participant’s legal representative or designated beneficiary) the certificates representing the number of shares of Common Stock.

(3)           Prior to the settlement of a restricted stock unit award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award. Holders of restricted stock units shall not be entitled to dividend equivalents.

(4)           Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restricted stock unit restriction period all restricted stock units still subject to restrictions shall be forfeited by the participant.

(e)           Qualified Performance-Based Awards.

With respect to any award granted under the Plan that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code:

(1)           In no event shall any participant receive a payment with respect to any such award if the minimum threshold performance goals requirement applicable to the payment is not achieved during the performance period.

(2)           The Committee retains sole discretion to reduce the amount of or eliminate any payment otherwise payable to a participant with respect to any award. The Committee may exercise such discretion by establishing conditions for payments with respect to awards in addition to the performance goals, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

(3)           At the time of grant of such an award, the Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices or unusual or non-recurring items or occurrences (but only to the extent that any revision complies with Section 162(m) of the Code). Following the conclusion of each performance period, the Committee shall determine and certify in writing the extent to which performance goals have been attained.

(f)  Deferral of Awards.  A participant may elect to defer all or a portion of any award in accordance with procedures established by the Committee and in accordance with Section 409A of the Code. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by Market Value and dividends thereon) as the Committee may determine. Payment of deferred amounts may be in cash, Common Stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an award under the Plan. The Committee may establish a trust or trusts to hold deferred amounts or any portion thereof for the benefit of participants.

(g)  Surrender.  If so provided by the Committee at or subsequent to the time of grant, an award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Committee shall determine.

6.  Miscellaneous Provisions.

(a)  Nontransferability.  No award under the Plan shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) a transfer of stock options without value to a “family member” (as defined in Form S-8) if approved by the Committee. Except to the extent permitted by the foregoing sentence, each award may be exercised or received during the participant’s lifetime only by the participant or the participant’s legal representative or similar person. Except as permitted by the second preceding sentence, no award shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void. For the sake of clarity, no award may be transferred by a participant for value or consideration.

(b)  Adjustments.  In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a cash dividend, the number and class of securities available under the Plan, the maximum number of shares available for any type of award or for grants to any person, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding award, and the terms of each other outstanding award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase or similar price; provided, however, that in the event of a cash dividend, other than a regular cash dividend, the Committee shall have the discretion to make any or all of the foregoing adjustments. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part after such adjustment, an amount in cash determined by multiplying (1) the fraction of such security (rounded to the nearest hundredth) by (2) the excess, if any, of (a) the Market Value on the vesting, exercise or settlement date over (b) the exercise or similar price, if any, of such award.

(c)  Tax Withholding.  The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An agreement relating to an award may provide that (1) the Company shall withhold cash or whole shares of Common Stock which would otherwise be delivered upon exercise or settlement of the award having, in the case of Common Stock, an aggregate Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the “Tax Date”) in the amount necessary to satisfy any such obligation or (2) the holder of the award may satisfy any such obligation by any of the following means: (i) a cash payment to the Company, (ii) in the case of an option a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (iii) delivery to the Company of previously owned whole shares of Common Stock (for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (iv) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise or settlement of the award having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (v) any combination of (i) and (iii), in each case to the extent set forth in the agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to clauses (ii) through (v), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Exchange Act. Shares of Common Stock to be delivered or withheld may not have an aggregate Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

(d)  Listing and Legal Compliance.  The Committee may suspend the exercise or payment of any award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee

(e)  Beneficiary Designation.  To the extent permitted by the Company, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefits. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Company, and will be effective only when filed by the participant in writing with the Company during the participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at a participant’s death shall be paid to the participant’s estate.

(f)  Rights of Participants.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant’s employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Affiliate for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

(g)  Amendment.  The Board of Directors, through a resolution adopted by directors constituting at least seventy percent (70%) of the whole Board of Directors, may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

7.  Effective Date and Term of Plan.  The Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting of stockholders, shall become effective on the date of such approval. In the event that the Plan is not approved by the stockholders of the Company, the Plan and any outstanding awards shall be null and void. The Plan shall terminate ten years after its effective date, unless terminated earlier by the Board of Directors through a resolution adopted by directors constituting at least seventy percent (70%) of the whole Board of Directors. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

As adopted by the Board of Directors on February 23, 2011